UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 2, 2004

                           ENZON PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                        0-12957                22-2372868
(State or other jurisdiction of         (Commission             (IRS Employer
         incorporation)                 File Number)            Identification)

                685 Route 202/206, Bridgewater, New Jersey 08807
               (Address of principal executive offices) (Zip Code)

       (Registrant's telephone number, including area code: (908) 541-8600


     ----------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events

Enzon Pharmaceuticals, Inc. (NASDAQ: ENZN) announced today that Nektar Therapeutics (NASDAQ: NKTR) has entered into a licensing agreement, which will involve Enzon's proprietary PEG technology.

Today Nektar disclosed a collaborative agreement with Pfizer, Inc. (NYSE: PFE) to provide proprietary PEGylation technology for Pfizer's undisclosed product currently in clinical testing. This product utilizes Enzon's PEG technology and Enzon will receive a share of Nektar's royalties or profits on final product sales of any such product if approved.

Under the alliance formed in 2002, Nektar has the exclusive right to grant sub-licenses for Enzon's PEG technology to third parties. Enzon retains the right to use all of its PEG technology for its own product portfolio, as well as for those products it develops in co-commercialization collaborations with third parties.

About Enzon

Enzon Pharmaceuticals is a biopharmaceutical company dedicated to the discovery, development and commercialization of therapeutics to treat life-threatening diseases. The Company has developed or acquired a number of marketed products, including PEG-INTRON(R), marketed by Schering-Plough, and ABELCET(R), ONCASPAR(R), ADAGEN(R), and DEPOCYT(R), which are all marketed in North America by Enzon's hospital and oncology sales forces. Enzon's science-focused strategy includes an extensive drug development program that leverages the Company's macromolecular engineering technology platforms, including PEG modification and single-chain antibody (SCA(R)) technologies. Internal research and development efforts are complemented by strategic transactions that provide access to additional products, projects, and technologies. Enzon has several drug candidates in various stages of development, independently and with partners.

The forward-looking statement contained herein regarding the potential receipt of royalties on product sales is not based on historical fact. Such forward-looking statement involves known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from the future results, events or developments described therein. Such factors include the risk that the Pfizer product may not emerge successfully from clinical trials and that such product may not receive regulatory approval from the FDA. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information in this press release is as of August 2, 2004 and the Company undertakes no duty to update this information.

For further information on Enzon please refer to the Company's website at www.enzon.com.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2004


                                             By:   /s/ Kenneth J. Zuerblis
                                                 -------------------------------
                                                 Kenneth J. Zuerblis
                                                 Vice President, Finance and
                                                 Chief Financial Officer